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                              PricewaterhouseCoopers LLP
                                   Warren Place II
                                      Suite 1850
                                   6120 South Yale
                                   Tulsa, OK 74136
                               Telephone (918)524-1200
                               Facsimile (918)524-1300


July 30, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by OEC Compression Corporation (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of 8-K, as part of the Company's Form 8-K Report for the month of July, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,


PricewaterhouseCoopers LLP




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